UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

ITEM 7.01             REGULATION FD DISCLOSURE.

On May 18, 2009, Vitesse Semiconductor Corporation (the “Company”) will present certain business and financial information at the eighth annual JMP Securities Research Conference (the “Conference”).  A copy of the materials given to attendees at the Conference is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

There is an error in slide 22 that was corrected immediately prior to the presentation.  The corrected slide was used in the presentation and the correction was explained to the attendees at the Conference.  As explained to the attendees and as described in the corrected slide, Operating Income for the first quarter of the fiscal year ended September 30, 2009 was presented as a non-GAAP measure of $3.1 million.  This non-GAAP measure excludes a non-cash charge to goodwill of $191.4 million from the GAAP measurement of Operating Income (Loss) of ($188.3) million. Management uses this non-GAAP number as a performance measure and is of the view that investors may find the non-GAAP number informative when considering the Company’s operating performance.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section.  The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99.1	Vitesse Semiconductor Corporation Corporate Overview Presentation, May 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/	MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Vitesse Semiconductor Corporation Corporate Overview Presentation, May 2009.